UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2020

BRAIN SCIENTIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209325	81-0876714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Wilbur Place, Suite 170

Bohemia, NY 11716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 388-3788

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 28, 2020, Brain Scientific Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of December 28, 2020 (the “Issuance Date”) and issued and sold to Auctus Fund, LLC (the “Investor”), a 12% Senior Secured Promissory Note (the “Note”) in the principal amount of $300,000. Also pursuant to the Purchase Agreement, in connection with the issuance of the Note, the Company issued two common stock purchase warrants (separately, “Warrant A” and “Warrant B”, and together, the “Warrants”) to the Investor, allowing the Investor to purchase an aggregate of 500,000 shares of the Company’s common stock (the “Common Stock”), with Warrant A being a commitment fee of 250,000 shares of Common Stock, and Warrant B being fully earned upon issuance as an additional commitment fee of 250,000 shares of Common Stock, provided that Warrant B is returnable to the Company upon the repayment of the Note, as an additional incentive for the repayment of the Note.

Also pursuant to the Purchase Agreement, in connection with the issuance of the Note, the Company entered into a Security Agreement, dated as of December 28, 2020 (the “Security Agreement”), pursuant to which payment of the full amount of the Note is secured by Collateral (as defined in the Security Agreement). Pursuant to the Note and the Security Agreement, the Company shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien (as defined in the Security Agreement) on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

The net amount received by the Company on December 28, 2020 was approximately $265,000 after payment of certain fees to the Investor or on behalf of the Investor.

The Company intends to use the net proceeds from the sale of the Note for the Company’s working capital and general corporate purposes.

Commencing as of the Issuance Date, and until the sooner of the six month anniversary of the Issuance Date or payment of the Note in full, the Company shall not, directly or indirectly, without the Investor’s prior written consent: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions above $1,000,000, whether a transaction similar to the one contemplated hereby or any other investment, other than variable rate debt transactions of which the Company is already a party as of the Issuance Date that are being renegotiated or restructured. In addition, so long as the Company shall have any obligations under the Note, the Company shall not, without the Investor’s written consent, (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock; (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors; (iii) redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares; (iv) subject to certain exceptions set forth in the Note, create, incur, assume guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, or suffer to exist any liability for borrowed money; (v) subject to certain exceptions set forth in the Note, lend money, give credit or make advances to any person, firm, joint venture or corporation including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower; or (vi) enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act of 1933 (a “3(a)(9) Transaction”), as amended (the “Securities Act”) or Section 3(a)(l0) of the Securities Act (a “3(a)(l0) Transaction”). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(l0) Transaction while the Note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of the Note, but not less than $15,000, will be assessed and will become immediately due and payable to the Investor at its election in the form of cash payment or addition to the balance of the Note

The Note bears interest commencing on the Issuance Date at a fixed rate of 12% per annum on any unpaid principal balance, and will be payable, along with the principal amount, on December 28, 2021 (the “Maturity Date”).

A lump-sum interest payment for one year is due on the Issuance Date and added to the principal balance and payable on the Maturity Date or upon acceleration or by prepayment or otherwise, notwithstanding the number of days which the principal is outstanding. Principal payments shall be made in 6 installments each in the amount of US$56,000.00 commencing 180 days following the applicable Issue Date (as defined in the Note) and continuing thereafter each 30 days for 5 months.

Provided that an Event of Default (as defined in the Note) has not occurred, the Company may prepay in whole or in part the amounts outstanding under the Note without prepayment penalty.

The Note contains customary Events of Default which entitle the Investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law.

In the event the Company breaches any of the covenants set forth in Section 4 of the Purchase Agreement, and in addition to any other remedies available to the Investor pursuant to the Purchase Agreement, it will be considered an Event of Default under the Note in addition to the other Events of Default set forth in Section 3 of the Note. Upon an Event of Default, all amounts payable under the Note shall immediately become due and payable and the Company shall pay to the Investor the “Default Sum” (as defined in the Note) in cash.

The Warrants each have an exercise price of $1.20, subject to customary adjustments (including anti-dilution adjustments), and may be exercised at any time until the three year anniversary of the Warrants; provided, however, in the event the Company repays the Note in its entirety on or prior to the Maturity Date, Warrant B shall automatically expire and may only be exercised in the event it does not so automatically expire. The Warrants include a cashless exercise provision as set forth therein.

The exercise of the Warrants are subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The foregoing is a brief description of the purchase of the Note and the Warrants, and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Note, Warrant A, Warrant B, and the Security Agreement, copies of which are included as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Note and the Warrants is incorporated by reference herein. The Note and the Warrants each was, and, unless subsequently registered, the shares underlying the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 8.01	Other Events.

As a result of the issuance of the Warrants at an exercise price of $1.20, the anti-dilution provisions under certain outstanding warrants of the Company also held by the Investor (the “Existing Warrants”) were triggered and the exercise prices under the Existing Warrants were adjusted downwards to $1.20/share, with a corresponding increase in the number of shares underlying the Existing Warrants, all in accordance with the terms of the Existing Warrants.

Also as a result of the issuance of the Note and the Warrants, certain existing noteholders of the Company have the right to exercise their respective “most favored nation” clauses under the terms of their Company indebtedness. The Company has not yet determined whether and to what extent any of such existing noteholders will so trigger their “most favored nation” clauses.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement
10.2	12% Senior Secured Promissory Note
10.3	Common Stock Purchase Warrant (Warrant A)
10.4	Common Stock Purchase Warrant (Warrant B)
10.5	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2020

BRAIN SCIENTIFIC INC.

By:	/s/ Boris Goldstein
Name:	Boris Goldstein
Title:	Chairman of the Board, Executive Vice President and Secretary

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